PROXY        This proxy is solicited by the Board of Directors of        PROXY

                               CFX CORPORATION

          Proxy for Annual Meeting of Shareholders - April 19, 1995

       The undersigned hereby appoints Peter J. Baxter and Christopher V. Bean, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock and Series A Preferred Stock of CFX Corporation (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of shareholders of the Company to be held on April 19, 1995, and at any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN
ITEM 1.




ITEM 1.  ELECTION OF DIRECTORS FOR      The nominees of the Board of            ITEM 2.  Proposal to ratify the
THREE YEAR TERMS.                       Directors are: Richard B. Baybutt,      appointment of Wolf & Company, P.C.
                                        Christopher V. Bean, Elizabeth Sears    as auditors for the calendar year of
FOR all nominees     WITHHOLD           Hager and L. William Slanetz.           1995.
listed above         AUTHORITY          (Authority to vote for any nominee
(except as marked    to vote for all    may be withheld by striking a line      FOR     AGAINST    ABSTAIN
to the contrary)     nominees listed    through the nominee's name above.)      [ ]     [ ]        [ ]
above
[ ]                  [ ]

ITEM 3.  Proposal to approve and        ITEM 4.  Proposal to approve            ITEM 5.  In their discretion, on such
ratify the adoption of the CFX          adjournment of the Annual Meeting if    other matters as may properly come
Corporation 1995 Stock Option Plan.     necessary to permit further             before the meeting or adjournment
                                        solicitation of proxies in the event    thereof.
                                        that there are insufficient
                                        votes to approve one
                                        or more of the foregoing nominees
                                        or proposals at the time of the
                                        Annual Meeting.
                                                                                This Proxy will be voted as directed
FOR      AGAINST      ABSTAIN           FOR      AGAINST      ABSTAIN           herein. IF NO DIRECTION IS
[ ]      [ ]          [ ]               [ ]      [ ]          [ ]               GIVEN, THIS PROXY WILL BE VOTED FOR THE
                                                                                NOMINEES LISTED IN PROPOSAL 1, AND FOR
                                                                                PROPOSALS 2, 3 AND 4.  The
                                                                                undersigned to vote at the annual
                                                                                meeting or any adjournments thereof.

                                                                                Dated: _________________________, 1995

                                                                                ______________________________________

                                                                                ______________________________________
                                                                                Signature(s)

                                                                                Please sign here personally.  If the
                                                                                stock is registered in more than one
                                                                                name, each joint owner or fiduciary
                                                                                should sign personally. Only
                                                                                authorized officers should sign for
                                                                                a corporation.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.








                                  [CFX LOGO]






Chairman Gaffey and I encourage you to attend the Annual Meeting of Shareholders of CFX Corporation being held at the Keene Country Club on April 19, 1995 at 10:00 a.m. The meeting will provide you with the opportunity to meet with members of the Board of Directors, Senior Management, and other shareholders of CFX Corporation. During the course of the meeting, we will provide a financial overview of the Company for 1994 and share our vision for 1995.

                                       We look forward to seeing you there.

                                       Sincerely,

                                       /s/ PETER J. BAXTER
                                       Peter J. Baxter
                                       President and Chief Executive Officer